EXHIBIT 23.2


     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option and Award
Plan of Informix Corporation of our report dated February 3, 1997, with respect to the consolidated financial statements and schedule of Informix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

San Jose, California
July 11, 1997